AGREEMENT AND PLAN OF REORGANIZATION


	THIS AGREEMENT AND PLAN OF
REORGANIZATION ("Agreement") is made as of this 9th day of August, 2010, by and among Eaton Vance
Investment Trust, a Massachusetts business trust
("Investment Trust") on behalf of its series Eaton Vance
California Limited Maturity Municipal Income Fund
("California Limited Fund") and Investment Trust, on behalf of its series Eaton Vance National Limited
Maturity Municipal Income Fund ("National Limited
Fund").

WITNESSETH
	WHEREAS, Investment Trust is registered under the Investment Company Act of 1940, as amended (the
"1940 Act") as an open-end management investment company authorized to issue an unlimited number of shares of beneficial interest without par value in one or more series (such as California Limited Fund and National Limited Fund), and the Trustees of Investment
Trust have divided the shares of California Limited Fund and National Limited Fund into Class A, Class B and
Class C shares ("California Limited Fund Shares" and
"National Limited Fund Shares");

	WHEREAS, Investment Trust desires to provide for the reorganization of California Limited Fund through the acquisition by National Limited Fund of substantially all of the assets of California Limited Fund in exchange for National Limited Fund Shares in the manner set forth herein; and

	WHEREAS, it is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal
Revenue Code of 1986, as amended (the "Code");

	NOW, THEREFORE, in consideration of the
mutual promises herein contained, the parties hereto agree as follows:

1.	Definitions

	1.1	The term "1933 Act" shall mean the
Securities Act of 1933, as amended.

1.2	The term "1934 Act" shall mean the
Securities Exchange Act of 1934, as amended.

	1.3	The term "Agreement" shall mean this
Agreement and Plan of Reorganization.

	1.4	The term "Assumed Liabilities" shall
mean all liabilities, expenses, costs,
charges and receivables of California
Limited Fund as of the Close of Trading
on the New York Stock Exchange on the
Valuation Date. Included therein for the National Limited Fund Class B and
Class C shall be the uncovered
distribution charges under the California
Limited Fund Class B and Class C
Distribution Plans, or, if lower, the
amount of contingent deferred sales
charges that would be paid by all
California Limited Class B and Class C
shareholders if they redeemed on the
Closing Date; such amount shall be
treated as uncovered distribution
charges under the National Limited Fund
Class B and Class C Distribution Plans.

	1.5	The term "Business Day" shall mean any
day that the New York Stock Exchange
is open.

1.6	The term "Close of Trading on the
NYSE" shall mean the close of regular
trading on the New York Stock
Exchange, which is usually 4:00 p.m.
Eastern time.

	1.7	The term "Closing" shall mean the
closing of the transaction contemplated
by this Agreement.
	1.8	The term "Closing Date" shall mean
November 5, 2010, provided all
necessary approvals have been
received, or such other date as may be
agreed by the parties on which the
Closing is to take place.

	1.9	The term "Commission" shall mean the
Securities and Exchange Commission.

	1.10	The term "Custodian" shall mean State
Street Bank and Trust Company.

	1.11	The term "Delivery Date" shall mean the
date contemplated by Section 3.3 of
this Agreement.

	1.12	The term "Investment Trust N-14" shall
mean Investment Trust's registration
statement on Form N-14, including a
Proxy Statement/Prospectus as may be
amended, that describes the
transactions contemplated by this
Agreement and registers the National
Limited Fund Shares to be issued in
connection with this transaction.

	1.13	The term "National Limited Fund
Investment Trust N-1A" shall mean the
registration statement, as amended, on
Form N-1A of Investment Trust with
respect to National Limited Fund in
effect on the date hereof or on the
Closing Date, as the context may
require.

	1.14	The term "NYSE" shall mean the New
York Stock Exchange.

1.15	The term "California Limited Fund
Investment Trust N-1A" shall mean the
registration 	statement, as amended, on
Form N-1A of Investment Trust with respect to
California 	Limited Fund in effect on the
date hereof or on the Closing Date, as the
context may 	require.

	1.16	The term "Proxy Statement" shall mean
the Proxy Statement/Prospectus
furnished to the California Limited Fund shareholders in connection with this transaction.

	1.17	The term "Securities List" shall mean the
list of those securities and other assets owned by Investment Trust, on behalf of California Limited Fund, on the Delivery
Date.

	1.18	The term "Valuation Date" shall mean the
day of the Closing Date.

2.	Transfer and Exchange of Assets

	2.1	Reorganization of California Limited
Fund.  At the Closing, subject to the
requisite approval of the California
Limited Fund's shareholders and the
terms and conditions set forth herein,
Investment Trust shall transfer all of the assets of California Limited Fund and assign all Assumed Liabilities to
National Limited Fund, and National
Limited Fund shall acquire such assets
and shall assume such Assumed
Liabilities upon delivery by National
Limited Fund to California Limited Fund
on the Closing Date of Class A, Class B
and Class C National Limited Fund
Shares (including, if applicable,
fractional shares) having an aggregate
net asset value equal to the value of the assets so transferred, assigned and delivered, less the Assumed Liabilities, all determined and adjusted as provided in Section 2.2. Upon delivery of the assets, National Limited Fund will receive good and marketable title thereto free and clear of all liens.

	2.2	Computation of Net Asset Value.  The
net asset value per share of the National
Limited Fund Shares and the net value
of the assets of California Limited Fund subject to this Agreement shall, in each case, be determined as of the Close of Trading on the NYSE on the Valuation
Date, after the declaration and payment
of any dividend on that date.  The net
asset value of the National Limited Fund
Shares shall be computed in the manner
set forth in the National Limited Fund
Investment Trust Form N-1A.  In
determining the value of the securities
transferred by California Limited Fund to National Limited Fund, such assets shall be priced in accordance with the policies and procedures described in the National Limited Fund Investment
Trust N-1A.

3.	Closing Date, Valuation Date and Delivery

	3.1	Closing Date.  The Closing shall be at
the offices of Eaton Vance
Management, Two International Place,
Boston, MA  02110 immediately after the
close of business on the Closing Date.
All acts taking place at Closing shall be deemed to take place simultaneously as of the close of business on the Closing
Date unless otherwise agreed in writing
by the parties.

3.2	Valuation Date.  Pursuant to Section
2.2, the net value of the assets of
California Limited Fund and the net
asset value per share of National
Limited Fund shall be determined as of
the Close of Trading on the NYSE on
the Valuation Date, after the declaration and payment of any dividend on that date. The stock transfer books of Investment Trust with respect to
California Limited Fund will be
permanently closed, and sales of
California Limited Fund Shares shall be
suspended, as of the close of business
of Investment Trust on the Valuation
Date.  Redemption requests thereafter
received by Investment Trust with
respect to California Limited Fund shall be deemed to be redemption requests for National Limited Fund Shares to be distributed to shareholders of California
Limited Fund under this Agreement
provided that the transactions
contemplated by this Agreement are
consummated.

		In the event that trading on the NYSE or
on another exchange or market on which
securities held by the California Limited
Fund are traded shall be disrupted on
the Valuation Date so that, in the
judgment of Investment Trust, accurate
appraisal of the net assets of California
Limited Fund to be transferred
hereunder or the assets of National
Limited Fund is impracticable, the
Valuation Date shall be postponed until
the first Business Day after the day on
which trading on such exchange or in
such market shall, in the judgment of
Investment Trust, have been resumed
without disruption.  In such event, the
Closing Date shall be postponed until
one Business Day after the Valuation
Date.
	3.3	Delivery of Assets.  After the close of
business on the Valuation Date,
Investment Trust shall issue instructions providing for the delivery of all of its assets held on behalf of California
Limited Fund to the Custodian to be
held for the account of National Limited
Fund, effective as of the Closing.
National Limited Fund may inspect such
securities at the offices of the
Custodian prior to the Valuation Date.

4.	California Limited Fund Distributions and
Termination

4.1	As soon as reasonably practicable after
the Closing Date, Investment Trust shall pay or make provisions for the payment of all of the debts and taxes of California Limited Fund and distribute all remaining assets, if any, to shareholders of California Limited Fund, and
California Limited Fund shall thereafter be terminated under Massachusetts law.
	At, or as soon as may be practicable
following the Closing Date, Investment
Trust on behalf of California Limited
Fund shall distribute the Class A, Class
B and Class C National Limited Fund
Shares it received from the National
Limited Fund to the shareholders of the
California Limited Fund and shall
instruct National Limited Fund as to the amount of the pro rata interest of each of California Limited Fund's shareholders as of the close of business on the Valuation Date (such shareholders to be certified as such by the transfer agent for Investment Trust), to be registered on the books of National Limited Fund, in full and fractional National Limited Fund Shares, in the name of each such shareholder, and National Limited Fund agrees promptly to transfer the National Limited
Fund Shares then credited to the
account of California Limited Fund on
the books of National Limited Fund to
open accounts on the share records of
National Limited Fund in the names of
California Limited Fund shareholders in
accordance with said instruction.  Each
California Limited Fund shareholder
shall receive shares of the
corresponding class of National Limited
Fund to the class of California Limited
Fund held by such shareholder.  All
issued and outstanding California
Limited Fund Shares shall thereupon be
canceled on the books of Investment
Trust. National Limited Fund shall have no obligation to inquire as to the correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct.

5.	California Limited Fund Securities

	On the Delivery Date, Investment Trust on behalf of California Limited Fund shall deliver the Securities List and tax records. Such records shall be made available to National Limited Fund prior to the Closing Date for inspection by the Treasurer (or his or her designee).
Notwithstanding the foregoing, it is expressly understood that California Limited Fund may hereafter until the close of business on the Valuation Date sell any securities owned by it in the ordinary course of its business as a series of an open-end, management investment company.

6.	Liabilities and Expenses

	National Limited Fund shall acquire all liabilities of California Limited Fund, whether known or unknown, or contingent or determined.
Investment Trust will discharge all known liabilities of California Limited Fund, so far as may be possible, prior to the Closing Date.
California Limited Fund shall bear the expenses of carrying out this Agreement.

7.	Investment Trust Representations and
Warranties

	Investment Trust, on behalf of California Limited and National Limited Funds, hereby represents, warrants and agrees as follows:

	7.1	Legal Existence.  Investment Trust is a
business trust duly organized and
validly existing under the laws of the
Commonwealth of Massachusetts.
Each of California Limited Fund and
National Limited Fund is a validly
existing series of Investment Trust.
Investment Trust is authorized to issue
an unlimited number of shares of
beneficial interest of National Limited
Fund.

7.2	Registration under 1940 Act.  Investment
Trust is duly registered as an open-end
management investment company under
the 1940 Act and such registration is in full force and effect.

7.3	Financial Statements.  The statement of
assets and liabilities and the schedule
of portfolio investments and the related statements of operations and changes in net assets of California Limited Fund dated March 31, 2010 and National
Limited Fund dated March 31, 2010,
fairly present the financial condition of California Limited Fund and National
Limited Fund as of said dates in
conformity with generally accepted
accounting principles.

	7.4	No Contingent Liabilities.  There are no
known contingent liabilities of California
Limited Fund or National Limited Fund
not disclosed and there are no legal,
administrative or other proceedings
pending, or to the knowledge of
Investment Trust threatened, against
California Limited Fund or National
Limited Fund which would materially
affect its financial condition.

7.5	Requisite Approvals.  The execution and
delivery of this Agreement and the
consummation of the transactions
contemplated herein, have been
authorized by the Board of Trustees of
Investment Trust by vote taken at a
meeting of such Board duly called and
held on August 9, 2010.  No approval of
the shareholders of National Limited
Fund is required in connection with this Agreement or the transaction contemplated hereby. The Agreement has been executed and delivered by a duly authorized officer of Investment
Trust and is a valid and legally binding obligation of each of California Limited
Fund and National Limited Fund
enforceable in accordance with its
terms.

	7.6	No Material Violations.  Investment Trust
is not, and the execution, delivery and
performance of this Agreement will not
result, in a material violation of any
provision of its Declaration of Trust or By-Laws, as each may be amended, of Investment Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which Investment
Trust is a party or by which it is bound.

	7.7	Taxes and Related Filings.  Except
where failure to do so would not have a
material adverse effect on California
Limited Fund or National Limited Fund,
each of California Limited Fund and
National Limited Fund has filed or will
file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including its current taxable year and no such filings are currently being audited or contested by the Internal Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable pursuant to such returns have been paid or will be paid, so far as due. Each of California
Limited Fund and National Limited Fund
has elected to be treated as a "regulated investment company" for federal tax purposes, has qualified as such for each taxable year of its operations and will qualify as such as of the Closing
Date.

	7.8	Good and Marketable Title.  On the
Closing Date, California Limited Fund
will have good and marketable title to its assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, and full right, power and authority to sell, assign, transfer and deliver such assets and shall deliver such assets to National Limited Fund.
Upon delivery of such assets, National
Limited Fund will receive good and
marketable title to such assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, except as to adverse claims under Article 8 of the Uniform
Commercial Code of which National
Limited Fund has notice and necessary
documentation at or prior to the time of delivery.

	7.9	National Limited Fund Investment Trust
N-1A Not Misleading.  The National
Limited Fund Investment Trust N-1A
conforms on the date of the Agreement,
and will conform on the date of the
Proxy Statement and the Closing Date,
in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

7.10	Proxy Statement.  The Proxy Statement
delivered to the California Limited Fund shareholders in connection with this transaction (both at the time of delivery to such shareholders in connection with the meeting of shareholders and at all times subsequent thereto and including the Closing Date) in all material respects, conforms to the applicable requirements of the 1934 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated thereon or necessary to make statements therein, in light of the circumstances under which they were made, not materially misleading.

	7.11	Books and Records.  Each of California
Limited Fund and National Limited Fund
have maintained all records required
under Section 31 of the 1940 Act and
rules thereunder.
8.	Conditions Precedent to Closing

	The obligations of the parties hereto shall be conditioned on the following:

	8.1	Representations and Warranties.  The
representations and warranties of the
parties made herein will be true and
correct as of the date of this Agreement and on the Closing Date.

8.2	Shareholder Approval.  The Agreement
and the transactions contemplated
herein shall have been approved by the
requisite vote of the holders of
California Limited Fund Shares in
accordance with the 1940 Act and the
Declaration of Trust and By-Laws, each
as amended, of Investment Trust.

	8.3	Pending or Threatened Proceedings.
On the Closing Date, no action, suit or
other proceeding shall be threatened or
pending before any court or
governmental agency in which it is
sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

	8.4	Registration Statement.  The Investment
Trust N-14 shall have become effective
under the 1933 Act; no stop orders
suspending the effectiveness of such
Investment Trust N-14 shall have been
issued; and, to the best knowledge of
the parties hereto, no investigation or
proceeding for that purpose shall have
been instituted or be pending,
threatened or contemplated under the
1933 Act.  The Proxy Statement has
been delivered to each shareholder of
record of the California Limited Fund as of August 19, 2010 in accordance with the provisions of the 1934 Act and the rules thereunder.

	8.5	Declaration of Dividend.  Investment
Trust shall have declared a dividend or
dividends which, together with all
previous such dividends, shall have the
effect of distributing to California
Limited Fund shareholders all of
California Limited Fund's investment
company taxable income (as defined in
Section 852 of the Code) (computed
without regard to any deduction for
dividends paid) for the final taxable
period of California Limited Fund, all of its net capital gain realized in the final taxable period of California Limited
Fund (after reduction for any capital
loss carryforward) and all of the excess of (i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and
171(a)(2) of the Code for the final
taxable period of California Limited
Fund.

	8.6	State Securities Laws.  The parties shall
have received all permits and other
authorizations necessary, if any, under
state securities laws to consummate the
transactions contemplated herein.

8.7	Performance of Covenants.  Each party
shall have performed and complied in
all material respects with each of the
agreements and covenants required by
this Agreement to be performed or
complied with by each such party prior
to or at the Valuation Date and the
Closing Date.

	8.8	Due Diligence.  National Limited Fund
shall have had reasonable opportunity
to have its officers and agents review
the records of California Limited Fund.

	8.9	No Material Adverse Change.  From the
date of this Agreement, through the
Closing Date, there shall not have been:

*	any change in the business,
results of operations, assets or
financial condition or the
manner of conducting the
business of California Limited
Fund or National Limited Fund
(other than changes in the
ordinary course of its business,
including, without limitation,
dividends and distributions in
the ordinary course and
changes in the net asset value
per share) which has had a
material adverse effect on such
business, results of operations,
assets or financial condition,
except in all instances as set
forth in the financial statements;

*	any loss (whether or not
covered by insurance) suffered
by California Limited Fund or
National Limited Fund materially
and adversely affecting of
California Limited Fund or
National Limited Fund, other
than depreciation of securities;

*	issued by Investment Trust to any
person any option to purchase
or other right to acquire shares
of any class of California
Limited Fund or National Limited
Fund Shares (other than in the
ordinary course of Investment
Trust's business as an open-end
management investment
company);

*	any indebtedness incurred by
California Limited Fund or
National Limited Fund for
borrowed money or any
commitment to borrow money
entered into by California
Limited Fund or National Limited
Fund except as permitted in
California Limited Fund
Investment Trust N-1A or
National Limited Fund
Investment Trust N-1A and
disclosed in financial
statements required to be
provided under this Agreement;

*	any amendment to the
Declaration of Trust or By-Laws
of Investment Trust that will
adversely affect the ability of
Investment Trust to comply with
the terms of this Agreement; or

*	any grant or imposition of any
lien, claim, charge or
encumbrance upon any asset of
California Limited Fund except
as provided in California Limited
Fund Investment Trust N-1A so
long as it will not prevent
Investment Trust from
complying with Section 7.8.

	8.10	Lawful Sale of Shares.  On the Closing
Date, National Limited Fund Shares to
be issued pursuant to Section 2.1 of
this Agreement will be duly authorized,
duly and validly issued and outstanding, and fully paid and non-assessable by Investment Trust, and conform in all substantial respects to the description thereof contained in the Investment
Trust N-14 and Proxy Statement
furnished to the California Limited Fund shareholders and the National Limited
Fund Shares to be issued pursuant to
paragraph 2.1 of this Agreement will be
duly registered under the 1933 Act by
the Investment Trust N-14 and will be
offered and sold in compliance with all
applicable state securities laws.

	8.11	Documentation and Other Actions.
Investment Trust shall have executed
such documents and shall have taken
such other actions, if any, as reasonably requested to fully effectuate the transactions contemplated hereby.

9.	Addresses

	All notices required or permitted to be given under this Agreement shall be given in writing to Eaton Vance Investment Trust, Two International
Place, Boston, MA  02110 (Attention:  Chief
Legal Officer), or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

10.	Termination

	This Agreement may be terminated by either party upon the giving of written notice to the other, if any of the representations, warranties or conditions specified in Sections 7 or 8 hereof have not been performed or do not exist on or before December 31, 2010. In the event of termination of this Agreement pursuant to this provision, neither party (nor its officers, Trustees or shareholders) shall have any liability to the other.

11.	Miscellaneous

	This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Investment
Trust represents that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein. Investment Trust represents that this Agreement constitutes the entire agreement between the parties as to the subject matter hereof. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This
Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

12.	Amendments

	At any time prior to or after approval of this Agreement by California Limited Fund shareholders (i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this Agreement, and (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing); provided, however, that following shareholder approval, no such amendment may have the effect of changing the provisions for determining the number of National Limited
Fund Shares to be received by California
Limited Fund shareholders under this Agreement to the detriment of such shareholders without their further approval. The failure of a party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

13.	Massachusetts Business Trust

	References in this Agreement to Investment
Trust mean and refer to the Trustees from time to time serving under its Declarations of Trust on file with the Secretary of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which they conduct their businesses. It is expressly agreed that the obligations of Investment Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust as provided in said Declaration of Trust. The execution and delivery of this Agreement has been authorized by the respective trustees and signed by an authorized officer of Investment
Trust, acting as such, and neither such
authorization by such trustees nor such
execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of the Trust as provided in such Declaration of Trust. No series of Investment Trust shall be liable for the obligations of any other series.




	IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by their officers thereunto duly authorized, as of the day and year first above written.

ATTEST:					EATON
VANCE INVESTMENT TRUST
						(on
behalf of Eaton Vance California Limited Municipal
						Income
Fund)


/s/ Maureen A. Gemma				By:
	/s/ Cynthia J. Clemson
Maureen A. Gemma, Secretary
	Cynthia J. Clemson, President


						EATON
VANCE INVESTMENT TRUST
						(on
behalf of Eaton Vance National Limited Maturity

	Municipal Income Fund)


/s/ Maureen A. Gemma				By:
	/s/ Cynthia J. Clemson
Maureen A. Gemma, Secretary
	Cynthia J. Clemson, President

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